Exhibit (e)(15)

FORM OF RULE 145 LETTER FOR COMPANY AFFILIATES

[            ], 2001

E*TRADE Group, Inc.
4500 Bohannon Drive
Menlo Park, CA 94025

Web Street, Inc.
510 Lake Cook Road
Deerfield, IL 60015

Ladies and Gentlemen:

          The undersigned has been advised that, as of the date of this letter, the undersigned may be deemed to be an “affiliate” of Web Street, Inc., a Delaware corporation (“Company”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”). Pursuant to the terms of the Agreement and Plan of Merger dated as of May 20, 2001 (the “Merger Agreement”) among Company, E*TRADE Group, Inc., a Delaware corporation (“Parent”) and Opus Acquisition Corp., a Delaware corporation (“Merger Sub”), Merger Sub will make an exchange offer (the “Offer”) to exchange shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) for all of the issued and outstanding shares of common stock, par value $0.01, of Company (the “Company Common Stock”) and Merger Sub will be merged with and into Company with Company to be the surviving corporation in the merger (the “Merger”).

          As a result of the Offer and the Merger, the undersigned will receive shares of Parent Common Stock in exchange for shares owned by the undersigned of Company Common Stock.

          The undersigned represents, warrants and covenants to Parent and Company that, as of the first date the undersigned receives any Parent Common Stock as a result of the Offer or the Merger:

A. The undersigned shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the 1933 Act or the Rules and Regulations.

          B.  The undersigned has carefully read this letter and the Merger Agreement and discussed, to the extent the undersigned felt necessary with the undersigned’s counsel or counsel for Company, the requirements of such documents and other applicable limitations upon the undersigned’s ability to sell, transfer or otherwise dispose of Parent Common Stock.

          C.  The undersigned has been advised that the issuance of Parent Common Stock to the undersigned pursuant to the Offer and the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. The undersigned has also been advised that, because, at the times the Offer is made and the Merger is submitted for a vote of the stockholders of Company, the undersigned may be deemed an affiliate of Company, the undersigned may not sell, transfer or otherwise dispose of Parent Common Stock issued to the undersigned in the Offer or the Merger unless such sale, transfer or other disposition (i) has been registered under the 1933 Act, (ii) is made in conformity with Rule 145 promulgated by the SEC under the 1933 Act, or (iii) in the opinion of counsel reasonably acceptable to Parent, or pursuant to a “no action” letter obtained by the undersigned from the SEC staff, is otherwise exempt from registration under the 1933 Act.

          D.  The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of the Parent Common Stock by the undersigned or on the undersigned’s behalf under the 1933 Act or to take any other action necessary in order to enable the undersigned to make such sale, transfer or other disposition in compliance with an exemption from such registration; provided, however, that Parent shall use reasonable efforts to file with the SEC all filings required to be filed by it under the Securities Exchange Act of 1934, as amended.

          E.  The undersigned also understands that there will be placed on the certificates for the Parent Common Stock issued to the undersigned, or on any substitutions therefor, a legend stating in substance:

          “THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND [ENERGIZER], A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF E*TRADE GROUP, INC.”

          F.  The undersigned also understands that, unless the transfer by the undersigned of the undersigned’s Parent Common Stock has been registered under the 1933 Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to the undersigned’s transferee:

          “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.”

          It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the 1933 Act or (ii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a “no-action” letter obtained by the undersigned from the SEC staff to the effect that the restrictions imposed by Rule 145 under the 1933 Act no longer apply to the undersigned.

          G.  The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Parent, Company and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such firms and their respective counsel and accountants.

          H.  The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Company that are deemed beneficially owned by the undersigned pursuant to applicable federal securities laws and to all shares of the capital stock of parent that are acquired by the undersigned in the Merger.

           Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an “affiliate” of Company as described in the first paragraph of this letter, nor as a waiver of any rights that the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

Very truly yours,

By:
Name:

Accepted this day of , 2001 by

E*TRADE GROUP , INC .

By:
Name:
Title:
Date: